As filed with the Securities and Exchange Commission on April 4, 2001.
                             File No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                             PSS WORLD MEDICAL, INC.
               (Exact Name of Issuer as Specified in its Charter)

           Florida                                                59-2280364
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)


             4345 Southpoint Boulevard, Jacksonville, Florida 32216
                  (Address, including zip code, and telephone
                     number of Principal Executive Offices)

    PSS WORLD MEDICAL, INC. AMENDED AND RESTATED 1999 BROAD-BASED STOCK PLAN
                            (Full Title of the Plans)

                                 David A. Smith
                                    President
                             PSS WORLD MEDICAL, INC.
                            4345 Southpoint Boulevard
                           Jacksonville, Florida 32216
                                 (904) 332-3000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                             -----------------------



                                                      CALCULATION OF REGISTRATION FEE
====================================================================================================================================
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------
                                                                      Proposed                  Proposed
        Title of Securities                 Amount to                 Maximum                    Maximum               Amount of
          to be Registered                be Registered            Offering Price               Aggregate          Registration Fee
                                                                      Per Unit               Offering Price
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------

Common Stock, par value $0.01 (1)            250,000                   $4.47                   $1,117,500                $280

------------------------------------- ----------------------- ------------------------- -------------------------- -----------------

       (1) Includes 250,000 additional shares issuable upon the grant or exercise of awards under the PSS World Medical, Inc. Amended and Restated 1999 Broad-Based Stock Plan, including shares that may be issued in accordance with the automatic adjustment provisions of such plan.
       (2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h), as determined by the average of the high and low prices quoted on the Nasdaq National Market as reported in the Wall Street Journal on April 2, 2001, which was $4.47 per share.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

(1) The Annual Report of PSS World Medical, Inc. (the "Company") on Form 10-K for the fiscal year ended March 31, 2000, as amended on Form 10-K/A filed on July 31, 2000.

(2) The Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended June 30, 2000.

(3) The Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended September 30, 2000.

(4) The Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended December 31, 2000.

(5) The Current Reports of the Company on Form 8-K or Form 8-K/A, dated May 31, June 9, June 27, September 5, 2000, October 10, 2000 and January 12, 2001.

(6) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 2000, as such reports have been modified by amendments.

(7) The description of Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

(8) All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The description of Common Stock is contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description, and such description is incorporated herein by reference.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Amended and Restated Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Company set forth the extent to which the Company's directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Such indemnification will be provided to the fullest extent allowed by the Florida Business Corporation Act, as amended from time to time, and judicial or administrative decisions. Under these indemnification provisions, the Company is required to indemnify any of its directors and officers against any reasonable expenses (including attorneys'
fees) incurred by him in the defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he was made a party, or in defense of any claim, issue or matter therein, by reason of the fact that he is or was a director or officer of the Company or who, while a director or officer of the Company, is or was serving at the Company's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the extent that such director or officer has been successful, on the merits or otherwise, in such defense. The Company also may indemnify any of its directors or officers against any liability incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company, in which event, additional determinations must be made before indemnification is provided) by reason of the fact that he is or was a director or officer of the Company who, while a director or officer of the Company, is or was serving at the Company's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if such director or officer acted in good faith and in a manner he believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The Company may also provide advancement of expenses incurred by a director or officer in defending any such action, suit or proceeding upon receipt of a written affirmation of such officer or director that he has met certain standards of conduct and an understanding by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he is entitled to indemnification by the Company. Notwithstanding the foregoing, the Amended and Restated Bylaws of the Company provide that the Company shall not be required to indemnify any of its directors or officers in connection with a proceeding initiated by such person unless such authorization for such proceeding was not denied by the Board of Directors of the Company prior to sixty (60) days after receipt of notice thereof from such person stating his or her intent to initiate such proceeding and only upon such terms and conditions as the Board of Directors may deem appropriate.

         The Florida Business Corporation Act contains a provision which limits the personal liability for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless the director breached or failed to perform his duties as a director and such breach constitutes (i) a violation of criminal law, unless the director has reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director received an improper personal benefit; (iii) an unlawful distribution under Florida law, (iv) in a proceeding by or in the right of a corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other that the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton or willful disregard of human rights, safety or property. The Company maintains an insurance policy insuring the Company and directors and officers of the Company against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.

ITEM 8.  EXHIBITS

         The exhibits included as part of this Registration Statement are as follows:


Exhibit
Number  Description

4.1 Amended and Restated Articles of Incorporation, as amended, of the Company (incorporated by reference from the Company's Current Reports on Form 8-K filed April 8, 1998 and April 22, 1998)

4.2     Amended  and  Restated  Bylaws  of the
        Company   (incorporated  by  reference
        from Company's  Registration Statement
        on Form S-1, Registration No.
        33-76580)

 5      Opinion of Counsel

23.1    Consent of Counsel (included in Exhibit 5)

23.2    Consent of Arthur Andersen LLP

 24     Power of Attorney (contained in Part II hereof)

 99     Amended and Restated 1999 Broad-Based Plan

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Articles of Incorporation or Bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         (signatures on following page)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on ________, 2001.


                                           PSS WORLD MEDICAL, INC.
                                               (Registrant)


                                           -------------------------------------
                                           David A. Smith
                                           President and Chief Financial Officer

         KNOW BY ALL MEN BY THESE PRESENT that each person whose signature appears below constitutes and appoints David A. Smith, as true and lawful attorney-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the dates indicated below.

Signature                      Capacity                               Date


/s/  David A. Smith         President, Chief Financial Officer
-------------------------   and Director
David A. Smith              (Principal Financial                   April 3, 2001
                            and Accounting Officer)



/s/ Hugh M. Brown           Director                               April 3, 2001
-------------------------
Hugh M. Brown


/s/ T. O'Neal Douglas       Director                               April 3, 2001
-------------------------
T. O'Neal Douglas

/s/ Melvin L. Hecktman      Director                           February 26, 2001
-------------------------
Melvin L. Hecktman


/s/ Clark A. Johnson        Director                               April 3, 2001
-------------------------
Clark A. Johnson


/s/ Delores P. Kesler       Director                           February 26, 2001
-------------------------
Delores P. Kesler


/s/ Charles R. Scott        Director                           February 24, 2001
-------------------------
Charles R. Scott


/s/ Donna C. E. Williamson  Director                               April 3, 2001
-------------------------
Donna C.E. Williamson

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8



Exhibit Number      Description


     4.1 Amended and Restated Articles of Incorporation, as amended, of the Company (incorporated by reference from the Company's Current Reports on Form 8-K filed April 8, 1998 and April 22, 1998)

     4.2           Amended  and  Restated  Bylaws  of the
                   Company   (incorporated  by  reference
                   from Company's  Registration Statement
                   on Form S-1, Registration No.
                   33-76580)

      5            Opinion of Counsel

     23.1          Consent of Counsel (included in Exhibit 5)

     23.2          Consent of Arthur Andersen LLP

      24           Power of Attorney (contained in Part II hereof)

      99           Amended and Restated 1999 Broad-Based Plan

             Exhibit 5 Opinion of Counsel of PSS World Medical, Inc.

                                 ALSTON&BIRD LLP
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                        Fax: 404-881-7777 Telex: 54-2996

                                 April 2, 2001

PSS World Medical, Inc.
4345 Southpoint Boulevard
Jacksonville, Florida 32216

         Re:      Registration Statement on Form S-8 for the:
                  PSS World Medical, Inc. Amended and Restated 1999 Broad-Based Stock Plan

Ladies and Gentlemen:

     We have acted as counsel to PSS World Medical, Inc., a Florida corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 250,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, that may be issued pursuant to the grant or exercise of awards under the Company's Amended and Restated 1999 Broad-Based Stock Plan (the "Plan"). This Opinion Letter is rendered pursuant to
Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

     We have examined the Articles of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, records of proceedings of the Board of Directors of the Company and its various committees deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

     As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

     This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

     Our opinion set forth below is limited to the Florida Business Corporation Act, and we do not express any opinion herein concerning any other laws.

     Based on the foregoing, it is our opinion that the 250,000 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                    Sincerely,

                                    ALSTON & BIRD LLP


                                    By: /s/ Laura G. Thatcher
                                       --------------------------------
                                        A Partner

                   Exhibit 23.2 Consent of Arthur Andersen LLP

                               ARTHUR ANDERSEN LLP


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 21, 2000 included in PSS World Medical, Inc.'s Form 10-K for the year ended March 31, 2000 and to all references to our Firm included in this registration statement.


Arthur Andersen LLP


Jacksonville, Florida
April 2, 2001

                              AMENDED AND RESTATED
                             PSS WORLD MEDICAL, INC.
                           1999 BROAD-BASED STOCK PLAN


                                   I. GENERAL

1.1 Purpose of the Plan

      The purpose of the Amended and Restated 1999 Broad-Based Stock Plan (the "Plan") of PSS World Medical, Inc. (the "Company") is to provide an incentive, in the form of a proprietary shareholder interest in the Company, to employees and consultants of the Company and/or its subsidiaries, to increase their interest in the Company's welfare, and to assist the Company and its subsidiaries in attracting and retaining employees and consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent..

1.2 Administration of the Plan

      The Plan shall be administered by the Compensation Committee or its successor (the "Committee") of the Board of Directors of the Company (the "Board").

      The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan: (a) to determine individuals to whom and the time or times at which options or stock awards shall be granted and exercised and the number of shares and exercise price, if any, of the common stock of the Company ("Common Stock") covered by each option or stock award; (b) to determine the terms of the option or stock award agreements, which need not be identical, including, without limitation, terms covering vesting, exercise dates, if any, and exercise prices, if any; (c) to decide all questions of fact arising in the application of the Plan; and (d) to administer and interpret the Plan in all respects. All determinations made by the Committee shall be final and conclusive.

      The Committee shall meet once each fiscal year, and at such additional times as it may determine or as is requested by the chief executive officer of the Company, to designate the eligible employees or consultants, if any, to be granted awards under the Plan and the type and amount of such awards and the time when awards will be granted. All awards granted under the Plan shall be on the terms and subject to the conditions hereinafter provided.


1.3 Eligible Participants

      Employees or consultants of the Company and the Company's subsidiaries shall be eligible to participate in the Plan (any employee or consultant receiving an award under this Plan hereinafter referred to as a "Participant"). The terms "subsidiary" or "subsidiaries" shall mean any corporation now existing or hereafter organized or acquired (other than the Company) in an unbroken chain of corporations beginning with the Company, if, at the time of option grant, each of the corporations (including the Company) other than the last corporation in the unbroken chain owns stock possessing 80% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.4 Grants

      Grants under the Plan may be non-qualified stock options (as described in Article II) or stock awards (as described in Article III).

1.5 Other Compensation Programs

      The adoption of the Plan contemplates the continuation of any existing incentive compensation plan(s) of the Company and in no way limits or is limited by the operation, administration or amendment of any such plan(s). The existence and terms of the Plan shall not limit the authority of the Board in compensating employees or consultants of the Company in such other forms and amounts as it may determine from time to time.

1.6 Limitations on Grants

      The aggregate number of shares of Common Stock, including shares reserved for issuance pursuant to the exercise of options, which may be granted or issued under the terms of the Plan, may not exceed 1,700,000 shares, of which not more than 33% may be granted as awards of restricted stock or unrestricted stock awards, and such shares hereby are reserved for such purpose. Whenever any outstanding grant or portion thereof expires, is canceled or forfeited or is otherwise terminated for any reason without having been exercised, the Common Stock allocable to the expired, forfeited, canceled or otherwise terminated portion of the grant may again be the subject of further grants hereunder.

      Notwithstanding the foregoing, during the period that any grants remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of shares of Common Stock attributable to such grants for purposes of calculating the maximum number of shares of Common Stock available for the granting of future grants under the Plan.


1.7 Definitions

      The following definitions shall apply to the Plan:

           (a) "Disability" shall have the meaning provided in the Company's applicable disability plan or, in the absence of such a definition, when a

      Participant becomes totally disabled (as determined by a physician mutually acceptable to the Participant and the Company) before attaining his or her 65th birthday and if such total disability continues for more than three months. Disability does not include any condition which is intentionally self-inflicted or caused by illegal acts of the Participant.

           (b) "Fair Market Value" means the average of the high and low sales prices of the shares of Common Stock on such date on the principal national securities exchange or automated quotation system of a registered securities association on which such shares of Common Stock are listed or admitted to trading. If the shares of Common Stock on such date are not listed or admitted to trading, the Fair Market Value shall be the value established by the Board in good faith.

           (c) "Retirement" relates only to an employee participant and shall have the meaning provided in the Company's applicable retirement plan or, in the absence of such a definition, the first day of the month following the month in which the Participant attains his or her 65th birthday.

                                II. STOCK OPTIONS

2.1 Types of Options

      Options granted under the Plan shall, at the time of grant, provide that they will not be treated as an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.2 Terms and Conditions of Options

      Subject to the following provisions, all options granted under the Plan shall be in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine, provided such terms and conditions are clearly designated at the time of grant.

2.3 Exercise Price

      The exercise price per share shall be at least the Fair Market Value of the Common Stock on the date such option is granted.

2.4 Term of Options

      Any option granted under the Plan may be exercised no later than ten (10) years from the date of grant or such shorter period of time as designated by the Committee at the time of grant. Subject to Sections 2.8, 2.9 and 2.11 hereof and the stock option agreement governing the grant of the options under the Plan, which may contemplate vesting of exercise rights, options may be exercised in whole or in one or more parts throughout such term. All rights to exercise an option shall expire at the end of the designated term.


2.5 Payment

      The Committee shall determine the methods by which the exercise price of an option may be paid, the form of payment, including, without limitation, cash, shares of Common Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Common Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if shares of Common Stock are used to pay the exercise price of an option, such shares must have been held by the Participant for at least six months. The proceeds from such payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

2.6 Vesting of Options

      Options shall be exercisable in whole or in part after completion of such periods of service or achievement of such conditions as the Committee shall specify when granting the options; provided however, that in the absence of a Committee specification to the contrary and subject to Sections 2.8, 2.9 and 2.11, such option shall become fully exercisable five (5) years from the date of grant.

2.7 Notice of Exercise

      When exercisable pursuant to the terms of the governing stock option agreement, options granted under the Plan shall be exercised by the Participant (or by other authorized persons in accordance with Section 4.8) as to all or part of the shares subject to the option by delivering written notice of exercise to the Company at its principal business office or such other office as the Company may from time to time direct, (a) specifying the number of shares to be purchased, (b) indicating the method of payment of the exercise price or including a check payable to the Company in an amount equal to the full exercise price of the number of shares being purchased, (c) including a tax election, if applicable, in accordance with Section 4.7, and (d) containing such further provisions consistent with the provisions of the Plan, as the Company may from time to time prescribe.

2.8 Termination of Service

      Except as otherwise provided in this Section 2.8, if a Participant ceases being an employee or consultant of the Company or any subsidiary for any reason, including, without limitation, Retirement, discharge, layoff or any other voluntary or involuntary termination of a Participant's service (a "Termination"), the unexercisable portion of the option granted hereunder shall immediately terminate and be null and void, and the unexercised portion of any outstanding and exercisable options granted hereunder to such Participant shall terminate and be null and void for all purposes, after three (3) months have elapsed from the date of the Termination unless a longer time is specified in the applicable stock option agreement, or unless such time to exercise is extended by the Committee, in its sole discretion, within thirty (30) days after the date of Termination. Upon a Termination as a result of death or Disability, any outstanding options may be exercised by the Participant or the Participant's legal representative within twelve (12) months after such termination; provided, however, that in no event shall the period extend beyond the expiration of the option term. Transfer of employment among the Company and any subsidiaries of the Company shall not be deemed to be a Termination.

2.9 Limitation of Exercise Periods

      The Committee may limit the time periods within which an option may be exercised if a limitation on exercise is deemed necessary in order to effect compliance with applicable law.

2.10 Stock Option Agreement

      Each option granted under the Plan shall be evidenced by an individual stock option agreement which shall be executed by the Company and each Participant. The agreement shall contain such terms and provisions, not inconsistent with the terms of the Plan, as shall be determined by the Committee, including: (a) the number of shares a Participant may acquire pursuant to the option granted and the exercise price per share; (b) any conditions affecting the exercise of the option, including without limitation conditions for accelerated exercisability thereof; (c) the procedure for exercising the option granted; (d) a clear designation of whether the exercise of the option granted thereby is subject to vesting; and (e) such provisions as the Committee, upon advice of counsel to the Company, shall deem necessary or appropriate to comply with the requirements of applicable laws. In the event there shall be any discrepancy or inconsistency between the terms of the Plan and any term or provision contained in a stock option agreement, the terms of the Plan, as interpreted by the Committee, shall govern.

2.11 Change in Control

      Notwithstanding anything herein to the contrary, if a Change in Control (as defined in Section 4.12) has occurred, then any outstanding option shall immediately become exercisable with respect to all shares subject to such option on the date such Change in Control occurred; provided, however that such acceleration will not occur if, in the opinion of the Company's accountants, such acceleration would preclude the use of "pooling of interest" accounting treatment for a Change in Control transaction that (a) would otherwise qualify for such accounting treatment, and (b) is contingent upon qualifying for such accounting treatment.

                                III. STOCK AWARDS

3.1 Terms and Conditions of Restricted Stock Awards

      The  Committee  may grant  shares  of stock  subject  to the  restrictions described in Section 3.2 ("Restricted Stock") under a restricted stock agreement, without payment by the Participant for such Restricted Stock. Such agreement shall specify the number of shares granted and the conditions and terms of the grant. Restricted Stock, with restrictions noted on the face of the certificates, shall be issued in the name of the Participant granted the Restricted Stock and may be held in escrow by the Company or deposited with a trust administered by the Committee (and subject to the claims of the Company's creditors) during the restriction period.

3.2 Restrictions

      Until the restrictions have lapsed in accordance with Section 3.3, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. The Committee may impose such other restrictions on any shares of restricted stock as required by law including, without limitation, restrictions under applicable federal or state securities laws, and may place legends on the certificates representing such Restricted Stock to provide appropriate notice of such restrictions.

3.3 Period of Restriction

      Subject to Section 3.6, the restrictions set forth in Section 3.2 shall lapse and such shares shall be freely transferable upon completion of such periods of service or achievement of such conditions as the Committee shall specify in an individual Restricted Stock Agreement between the Company and the Participant when granting the shares of Restricted Stock.

3.4 Termination of Service

      If a Participant's employment or service as a consultant is terminated prior to the lapsing of the restrictions in accordance with Section 3.3 as a result of death, Retirement or Disability, restrictions on the shares of Restricted Stock granted to the Participant shall immediately lapse on the date of such death, Disability or Retirement. If any Participant's employment or service as a consultant is terminated prior to the lapsing of restrictions in accordance with Section 3.3 for any reason other than death, Disability or Retirement, the shares of Restricted Stock granted to such Participant shall be forfeited and shall revert to the Company.

3.5 Rights as Shareholder

      Prior to the lapsing of restrictions in accordance with Section 3.3, Participants holding shares of Restricted Stock shall be entitled to vote and to receive all dividends and other distributions paid with respect to such shares while they are held by the Participant. If any such dividend or distribution is paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

3.6 Change in Control

      Notwithstanding anything herein to the contrary, if a Change in Control (as defined in Section 4.12) has occurred, then all restrictions on shares of Restricted Stock shall immediately lapse on the date such Change in Control occurred; provided, however that such accelerated lapse of restrictions will not occur if, in the opinion of the Company's accountants, such acceleration would preclude the use of "pooling of interest" accounting treatment for a Change in Control transaction that (a) would otherwise qualify for such accounting treatment, and (b) is contingent upon qualifying for such accounting treatment.

3.7 Other Stock-Based Awards

         The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Common Stock awarded purely as a "bonus" and not subject to any restrictions or conditions. The Committee shall determine the terms and conditions of such awards.

                             IV. GENERAL PROVISIONS

4.1 General Restrictions

      Each grant under the Plan shall be subject to the requirement that if the Committee shall determine, at any time, that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body, or (c) an agreement by the Participant with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting or the issuance or purchase of shares of Common Stock thereunder, such grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

4.2 Adjustments for Certain Corporate Events

      In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off or sale of assets, or any other change in or affecting the corporate structure or capitalization of the Company, the Board shall make such adjustments as the Committee may recommend, and as the Board in its discretion may deem appropriate, in the number and kind of shares authorized by the Plan, in the number, exercise price or kind of shares covered by the grants and in any outstanding grants under the Plan in order to prevent substantial dilution or enlargement thereof.

4.3 Amendments

The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

4.4 Modification, Substitution or Cancellation of Grants

      Subject to the terms of the Plan, the Committee may modify outstanding grants under the Plan or accept the surrender of outstanding grants and make new grants in substitution for them. Notwithstanding the foregoing, no modification of any grant shall adversely alter or impair any rights or obligations of the Participant without the Participant's consent.

4.5 Shares Subject to the Plan

      Shares distributed pursuant to the Plan shall be made available from authorized but unissued shares or from shares purchased or otherwise acquired, in open market, in private transactions or otherwise, by the Company for use in the Plan, as shall be determined from time to time by the Committee.

4.6 Rights of a Shareholder

      Participants under the Plan, unless otherwise provided by the Plan, shall have no rights as shareholders by reason thereof unless and until certificates for shares of Common Stock are issued to them.

4.7 Withholding

      The Company shall have the right to deduct from any distribution of Common Stock to any Participant an amount equal to the minimum federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any grant under the Plan. If a Participant is to experience a taxable event in connection with the receipt of cash or shares of Common Stock pursuant to an option exercise, the Participant shall pay the Withholding Taxes to the Company prior to the issuance of such shares of Common Stock. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Participant may make a written election, which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the shares of Common Stock then issuable to the Participant having an aggregate Fair Market Value on the day immediately preceding the date of such issuance equal to the Withholding Taxes.

4.8 Nonassignability

      Except as expressly provided in the Plan, no unexercised option shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to a grant under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, and (ii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws.

4.9 Nonuniform Determinations

      Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive grants, the form, amount and timing of such grants, and the terms and provisions of such grants and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, grants under the Plan, whether or not such persons are similarly situated.

4.10 No Guaranteed Relationship

      Neither grants under the Plan nor any action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain the Participant for any period of time or at any particular rate of compensation.

4.11 Effective Date; Duration

      The Plan shall become effective as of the date adopted by the Board of Directors (the "Effective Date"). No grant may be made under the Plan after March 31, 2009, but grants theretofore granted may extend beyond such date.

4.12 Change in Control

      Notwithstanding anything herein to the contrary, if a Change in Control of the Company occurs, then all options shall become fully exercisable and all restrictions on grants of Restricted Stock shall lapse as of the date such Change in Control occurred; provided, however that such accelerated exercisablilty or lapse of restrictions will not occur if, in the opinion of the Company's accountants, such acceleration would preclude the use of "pooling of interest" accounting treatment for a Change in Control transaction that (a) would otherwise qualify for such accounting treatment, and (b) is contingent upon qualifying for such accounting treatment. For the purposes of the Plan, a Change in Control of the Company shall be deemed to have occurred upon the earliest of the following events:

                  (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection
         (a),  the  following  acquisitions  shall  not  constitute  a Change of
         Control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (ii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
         (iii) of subsection (c) of this definition; or

                  (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (c) Consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

     4.13 Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida.

         The foregoing is hereby acknowledged as being the PSS World Medical, Inc. Amended and Restated 1999 Broad-Based Stock Plan as adopted by the Board of Directors of the Company on February 19, 2001.


                             PSS World Medical, Inc.


                             By:  /s/ David A. Smith
                                -------------------------

                                      David A. Smith
                             Its:     President